Exhibit 4.50


                                 XL CAPITAL LTD

                     Liquid Yield Option(TM) Notes due 2021

No.                                  CUSIP:

Issue Date:                                 Original Issue Discount: $ (for each
Issue Price: $ (for each $1,000 principal   $1,000 principal amount at maturity)
amount at maturity)

                  XL CAPITAL LTD, a Cayman Islands exempted limited company, promises to pay to Cede & Co. or registered assigns, the principal amount of
       dollars (U.S.$            ) (subject to increase in certain circumstances
as described on the other side of this Security) on September 7, 2021.

                  This Security shall not bear interest except as specified on the other side of this Security. This Security shall accrete original issue discount as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated: September 7, 2001                                 XL CAPITAL LTD

                                            By:
                                                -------------------------

                                            Title:
                                                  -----------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By
  ------------------------------
        Authorized Signatory

Dated:

                      [FORM OF REVERSE OF GLOBAL SECURITY]

                     Liquid Yield Option(TM) Notes due 2021

                  The Company issued the Securities under an Indenture dated as of September 7, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1. INTEREST.

                  Except as provided below, this Security shall not bear periodic interest.

                  This Security shall accrete original issue discount at a rate of 2.875 % per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.

                  GENERAL. Except as described below under "-Contingent Cash Interest," we will not make periodic payments of interest on the Securities. Each Security will be issued at an issue price of $565.01 per Security. However, the Securities will accrue original issue discount while they remain outstanding. Original issue discount is the difference between the issue price and the principal amount at maturity of a Security. Original issue discount will be calculated on a semi-annual bond equivalent basis at the yield to maturity of the Securities, using a 360-day year comprised of twelve 30-day months. The expected issue date for the Securities and the commencement date for the accrual of original issue discount will be September 7, 2001. Contingent Cash Interest on Securities converted after a record date but prior to the corresponding interest payment date will be paid to the Holder of the Securities on the record date but, upon conversion the Holder must pay the Company the interest which has accrued and will be paid on such interest payment date. No such payment need be made with respect to Securities which will be redeemed after a record date and prior to the corresponding interest payment date.

                  If the Purchase Price, Redemption Price, Change in Control Purchase Price Additional Amounts, Liquidated Damages or Accreted Value, as applicable, of a Security or any portion of such Purchase Price, Redemption Price, Change in Control Purchase Price, Additional Amounts, Liquidated Damages or Accreted Value, as applicable, is not paid when due (whether upon acceleration pursuant to Section 8.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Paragraph 7 hereof, upon the date set for payment of the Purchase Price or the Change in Control Purchase Price pursuant to Paragraph 9 hereof, or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.875% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be based on a 360-day year comprised of twelve 30-day months.

2. CONTINGENT CASH INTEREST.

                  (a) Commencing after September 7, 2004 the Company shall make Contingent Cash Interest payments to the Holders of Securities, as below, during any Semiannual Period if, but only if, the average Securities' Market Price of one Security for the five Trading Days in the relevant Five-Trading-Day Measurement Period equals 120% or more of the Accreted Value of such Security. During any Semiannual Period when Contingent Cash Interest is payable pursuant to this Paragraph, each Contingent Cash Interest payment due and payable pursuant to this Paragraph on each $1,000 Principal amount at maturity of Securities shall be calculated for any quarterly period of the applicable Semiannual Period, and in each instance shall equal the greater of (i) $ .46 multiplied by 5.277 or (ii) the sum of all Regular Cash Dividends paid by the Company per share on the Ordinary Shares during the applicable quarter of such Semiannual Period multiplied by the then applicable Conversion Rate.

                  Contingent Cash Interest, if any, shall accrue as of the 15th day preceding the last day of the relevant Semiannual Period (each a "Contingent Cash Interest Record Date"), or, if the Company pays Regular Cash Dividends on its Ordinary Shares during a quarter within the relevant Semiannual Period, as of the Ordinary Shares Record Date. If we only pay Regular Cash Dividends for one quarter within the relevant Semiannual Period, the remaining Contingent Cash Interest will accrue as of the Contingent Cash Interest Record Date.

                  The Original Issue Discount of the Securities will continue to accrue whether or not Contingent Cash Interest payments are made or any Contingent Additional Principal accrues.

                  (b) PAYMENT OF CONTINGENT CASH INTEREST. Accrued and unpaid Contingent Cash Interest, if any, shall be paid on the last day of such Semiannual Period or, if the Company pays a Regular Cash Dividends on the Ordinary Shares during a Semiannual Period, on the payment date for the related Ordinary Shares dividend (in each case, a "Contingent Cash Interest Payment Date"). Contingent Cash Interest payments on any Security that are payable, and are punctually paid or duly provided for, on any Contingent Cash Interest Payment Date shall be paid to the Person who is the Holder of that Security on the Contingent Cash Interest Record Date or the Ordinary Shares Record Date, as applicable, at the office or agency of the Company maintained for such purpose. Each payment of Contingent Cash Interest on any Security shall be paid (A) if such Security is held in the form of a Global Security, in same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Security is held in the form of a Certificated Security, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Security, Contingent Cash Interest payable, will be paid on the applicable Contingent Cash Interest Payment Date to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

                  (c) NOTICE. Upon determination that Holders of Securities will be entitled to receive Contingent Cash Interest during a Semiannual Period, prior to the start of such Semiannual Period, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on its Web site or through such other public medium as it may use at that time.

                  (d) BID SOLICITATION AGENT. The Bid Solicitation Agent shall solicit bids from securities dealers which the Company indicates that it believes are willing to bid for the Securities. The Company initially appoints the Trustee to act as the Bid Solicitation Agent. The Company may change the Bid Solicitation Agent at its discretion; provided, however, the Bid Solicitation Agent may not be an Affiliate of the Company.

3. CONTINGENT ADDITIONAL PRINCIPAL.

                  (a) On September 7, 2002 and September 7, 2003, if the Sale Price of the Ordinary Shares is at or below the Ordinary Shares Threshold Price (as set forth in the first column under the schedule below) for at least 20 Trading Days during the Thirty-Trading-Day Measurement Period prior to that date, Contingent Additional Principal shall accrue on the Securities commencing on such date at a rate of either 0.50% or .645% per year, computed on a semiannual bond equivalent basis, on the sum of the Issue Price plus accrued Original Issue Discount to such date for a period of one year, in accordance with the schedule set forth below:

                                September 7, 2002

-----------------------------------------------------------------------------------------------------
              Ordinary Shares Threshold Price               Contingent Additional   Adjusted Yield
   (expressed as a percentage of the Accreted Conversion          Principal
                 Price of the Securities)
-----------------------------------------------------------------------------------------------------
               Equal to or less than 69% and                         .50%           3.375%
                     greater than 65%
-----------------------------------------------------------------------------------------------------
                 Equal to or less than 65%                          .645%           3.52%
-----------------------------------------------------------------------------------------------------


                                September 7, 2003

-----------------------------------------------------------------------------------------------------
              Ordinary Shares Threshold Price               Contingent Additional   Adjusted Yield
   (expressed as a percentage of the Accreted Conversion          Principal
                 Price of the Securities)
-----------------------------------------------------------------------------------------------------
               Equal to or less than 75% and                         .50%           3.375%
                     greater than 72%
-----------------------------------------------------------------------------------------------------
                 Equal to or less than 72%                          .645%           3.52%
-----------------------------------------------------------------------------------------------------

                  No Contingent Additional Principal will accrue after September 7, 2004.

                  (b) PAYMENT OF CONTINGENT ADDITIONAL PRINCIPAL. If payable, the Contingent Additional Principal shall be paid on the Stated Maturity of the Securities. Contingent Additional Principal shall be calculated on a semiannual bond equivalent basis, using a 360-day year consisting of twelve 30-day months.

                  (c) Notice. In the event that any Contingent Additional Principal accrues on the Securities, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on its Web site or through such other public medium as it may use at that time. The Company shall also notify the Trustee annually in writing, at such time that the Company files with the Trustee its annual reports or other information or documents pursuant to Section 6.2 of the Indenture, of any accrual of Contingent Additional Principal and the resulting increase in the Principal amount at maturity per Security. Following its receipt of such notice, the Trustee shall provide such information to DTC for dissemination to the participants of DTC.

4. METHOD OF PAYMENT.

                  Subject to the terms and conditions of the Indenture and except as provided above in the case of Contingent Cash Interest, the Company will make payments in cash at Stated Maturity and payments in cash, Ordinary Shares or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices and Change in Control Purchase Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfers of immediately available funds or, at the Company's option, by check payable in such money.

5. PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

                  Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

6. INDENTURE.

                  The Company issued the Securities under an Indenture dated as of September 7, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $508,842,000 aggregate principal amount at maturity (subject to adjustments for Contingent Additional Principal and Contingent Cash Interest, if any). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

7. REDEMPTION AT THE OPTION OF THE COMPANY.

                  No sinking fund is provided for the Securities. Subject to the terms and conditions of this Indenture, the Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time on, or after September 7, 2004 for a cash price equal to the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, up to the Redemption Date (the "Redemption Price").

8. NOTICE OF REDEMPTION.

                  Notice of redemption pursuant to Paragraph 7 of this Security will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Securities or portions thereof on and after the Redemption Date. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

9. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

                  (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on September 7, 2002, September 7, 2003, September 7, 2004, September 7, 2006, September 7, 2008, September 7, 2011 and September 7, 2016 or the next Business Day following such dates to the extent such dates are not Business Days, in integral multiples of $1,000 at a Purchase Price equal to the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, on the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the last day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

                  The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of Ordinary Shares, or in any combination thereof.

                  (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days (which purchase shall occur 45 days after the date of the Company's notice) after the occurrence of a Change in Control of the Company (as defined in the Indenture) for a Change in Control Purchase Price equal to the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, on the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash or, at the Company's option, Ordinary Shares (as calculated in accordance with Section 5.7 of the Indenture).

                  (c) Holders have the right to withdraw any Purchase Notice delivered pursuant to Paragraph 9(a) above or Change in Control Purchase Notice delivered pursuant to Paragraph 9(c), as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash (and/or Ordinary Shares if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date and other interest ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Security.

10. CONVERSION.

                  (a) The initial Conversion Rate is 5.277 Ordinary Shares per $1,000 principal amount at maturity of Securities, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash in lieu of any fractional Ordinary Share based on the closing price of the Ordinary Shares of the Company on the Trading Day immediately prior to the conversion date.

                  (b) During any Conversion Period, Holders may surrender Securities for conversion into Ordinary Shares if the Sale Prices of the Ordinary Shares for a period of at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of such Conversion Period is more than 110% of the Accreted Conversion Price per Ordinary Share as determined by the Conversion Agent on the first day of the Conversion Period. A "Conversion Period" will be the period from and including the thirtieth Trading Day in a fiscal quarter to but not including the thirtieth Trading Day in the immediately following fiscal quarter.

                  (c) A Holder may also surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 7 hereof, and such Securities may be surrendered for conversion until the close of business on the Business Day immediately preceding the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  (d) (i) Holders may also surrender Securities for conversion into Ordinary Shares during the five consecutive Trading Day period beginning 10 Business Days following any 10 consecutive trading-day period in which the average of the Trading Prices for a Security was less than 95% of the average Parity Value (as defined below) for that period.

                  The "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by State Street Bank and Trust Company for $10,000,000 principal amount at maturity of the Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by State Street Bank and Trust Company, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by State Street Bank and Trust Company, this one bid shall be used. If State Street Bank and Trust Company cannot reasonably obtain at least one bid for $10,000,000 principal amount of maturity of the Securities from a nationally recognized securities dealer or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the Securities will equal (a) the then-applicable conversion rate of the Securities multiplied by (b) the closing price on the New York Stock Exchange of the Company's Ordinary Shares on such determination date; provided that the

Trustee shall not determine the trading price of the Securities unless requested by the Company; and provided, further, that the Company shall have no obligation to make such request unless a holder of Securities provides the Company with reasonable evidence that the trading price of the Security may be less than 95% of the average Parity Value; and at which time, the Company shall instruct the Trustee to determine the trading price of the Securities beginning on the next Trading Day on each successive Trading Day until the Trading Price is greater than or equal to 95% of the Parity Value of the Securities. The Trustee shall be entitled to select the appropriate method for determining the trading price of the Securities and shall be entitled to all of the rights of the trustee set forth in the Indenture in connection with any such determination. Any such determination shall be conclusive absent manifest error. The "Parity Value" of the Securities on any date of determination means the product of (x) the Sale Price of the Ordinary Shares on such date and (y) the number of Ordinary Shares including fractional shares into which such Securities are convertible on such date.

                  (ii) Notwithstanding paragraph (a)(ii) above, if at conversion the Sales Price of the Ordinary Shares is greater than 100% of the Accreted Conversion Price but less than or equal to 110% of the Accreted Conversion Price, then the Holders will receive, in lieu of Ordinary Shares based on the applicable Conversion Rate, cash or Ordinary Shares, or a combination of both cash and Ordinary Shares, with a value equal to the then Accreted Value of the Securities on the Conversion Date (an " Accreted Value Conversion"). If there is an Accreted Value Conversion, the Ordinary Shares will be valued at 100% of the average Sales Price for the five Trading Days ending on the third day prior to the date of conversion. If the Company elects to pay all or a portion of the Accreted Value upon an Accreted Value Conversion in Ordinary Shares, the Company will notify holders not less than five Business Days prior to the beginning of the five day period in which Holders can convert their Securities pursuant to an Accreted Value Conversion.

                  (e) In the event that the Company declares a dividend or distribution described in Section 10.7 of the Indenture, or a dividend or a distribution described in Section 10.8 of the Indenture where the fair market value of such dividend or distribution per Ordinary Share, as determined in the Indenture, exceeds 12.5% of the Sale Price of an Ordinary Share as of the Business Day prior to the date of declaration for such distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place.

                   (f) A Holder may surrender for conversion a Security or portion of a Security during such period, if any, as (i) the credit rating assigned to the Securities by Standard & Poor's Rating Group (or its successors) is below BBB+, (ii) the credit rating assigned to the Securities by such rating agency is suspended or withdrawn or (iii) such rating agency is no longer rating the Securities.

                  (g) In the event the Company is a party to a consolidation, merger or binding share exchange, as set forth in Section 7.1 of the Indenture, pursuant to which the Ordinary Shares would be converted into cash, securities or other property as set forth in Section 12.15 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective time until 15 days after the actual date of such transaction.

                  (h) To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

                  (i) A Holder may convert a portion of a Security if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Ordinary Shares except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of Ordinary Shares and any cash payment to account for fractional shares. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

                  (j) The Conversion Rate will be adjusted as provided in
Article XII of the Indenture. The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

                  (k) If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets as set forth in Section 7.1 of the Indenture, or upon certain distributions described in Section 12.8 of the Indenture, the right to convert a Security into Ordinary Shares may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

11. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

                  A Holder may surrender for conversion any of the Securities called for redemption at any time prior to the close of business one Business Day prior to the Redemption Date, even if it is not otherwise convertible at such time. If a Holder has already delivered a Purchase Notice or a Change in Control Purchase Notice with respect to a Security, however, the Holder may not surrender that Security for conversion until the Holder has withdrawn the notice in accordance with the Indenture.

12. DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a

Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13. PERSONS DEEMED OWNERS.

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14. UNCLAIMED MONEY OR SECURITIES.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15. TRUSTEE DEALINGS WITH THE COMPANY.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. CALCULATIONS IN RESPECT OF SECURITIES.

                  The Company will be responsible for making all calculations called for under the Securities. These calculations include, but not limited to, determinations of the market prices of the Securities and the Ordinary Shares, any accrued Contingent Cash Interest payable on the Securities, the Accreted Value of the Securities and the Accreted Conversion Price of the Securities. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.

17. NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. AUTHENTICATION.

                  This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19. ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. GOVERNING LAW.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  XL Capital Ltd
                  XL House
                  One Bermudiana Road
                  Hamilton, Bermuda HM11
                  Attn:  Gavin R. Arton

21. REGISTRATION RIGHTS.

                  The Holders of the Securities are entitled to the benefits of the Registration Rights Agreement, dated as of September 7, 2001, between the Company and Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated including the receipt of liquidated damages ("Liquidated Damages") upon a registration default (as defined in such agreement).

--------------------------------------------------------------------------------------------------
               ASSIGNMENT FORM                                    CONVERSION NOTICE
--------------------------------------------------------------------------------------------------
To assign this Security, fill in the form below:      To convert this Security into Ordinary
                                                      Shares of the Company, check the box [   ]
--------------------------------------------------------------------------------------------------

I or we assign and transfer this Security to          To convert only part of this Security,
                                                      state the principal amount to be converted
-------------------------                             (which must be $1,000 or an integral
                                                      multiple of $1,000):
-------------------------
(Insert assignee's soc. sec. or tax ID no.)

-------------------------                             If you want the stock certificate made out
                                                      in another person's name fill in the form
-------------------------                             below:

-------------------------                             -------------------------
(Print or type assignee's name, address and zip
code)                                                 -------------------------
                                                      (Insert the other person's soc. sec. tax
and irrevocably appoint                               ID no.)

                       agent to transfer
---------------------- this Security on the books     --------------------------
of the Company. The agent may substitute another
to act for him.                                       --------------------------

                                                      --------------------------

                                                      --------------------------

                                                      --------------------------
                                                      (Print or type other person's name,
                                                      address and zip code)
--------------------------------------------------------------------------------------------------


Date:            Your Signature:
     -----------                ----------------------------------------

------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

---------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   ------------------------------------
           Authorized Signatory

             SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal amount at maturity of Global Security: _________($__________).

-------------------------------------------------------------------------------------------------------------
          Date        Amount of Increase   Amount of Decrease in  Principal amount at       Notation by
                      in principal amount   principal amount at   maturity of Global       Registrar or
                        at maturity of       maturity of Global     Security After      Security Custodian
                        Global Security           Security       Increase or Decrease
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                     Liquid Yield Option(TM) Notes due 2021

                              Transfer Certificate

                  In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount at maturity of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

                  [_] A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

                  [_] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

                  [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

                  [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirements of the Securities Act.

                  and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

                  [_]    The transferee is an Affiliate of the Company.

DATE:
                     ---------------------------

                            Signature(s)

                  (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

------------------------------------------
Participant in a Recognized Signature

Guarantee Medallion Program

By:
   ---------------------------------------
            Authorized Signatory